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Exhibit 10.7

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

WARRANT TO PURCHASE
SERIES D-1 PREFERRED STOCK
of
THERAVANCE, INC.

Void after November 26, 2007

Warrant No. WPD1-1

        This Warrant is issued to Silicon Valley Bank, or its registered assigns ("Holder") by Theravance, Inc., a Delaware corporation (the "Company"), on November 26, 2002 (the "Warrant Issue Date").

        1.     Purchase Shares.    Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 48,611 fully paid and nonassessable shares of Series D-1 Preferred Stock of the Company, as constituted on the Warrant Issue Date (the "Preferred Stock"). The number of shares of Preferred Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 9 hereof.

        2.     Exercise Price.    The purchase price for the Shares shall be $9.00, as adjusted from time to time pursuant to Section 9 hereof (the "Exercise Price").

        3.     Exercise Period.    This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m. San Francisco time on November 26, 2007; provided, however, that in the event of (a) the closing of the Company's sale, license or transfer of all or substantially all of its assets, or (b) the closing of the acquisition of the Company by another entity by means of merger, reorganization, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity (any such transaction, an "Acquisition"), the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price and/or number of Shares shall be adjusted accordingly. In the event of a proposed Acquisition of the kind described above, the Company shall notify the holder of the Warrant at least fifteen (15) days prior to the consummation of such Acquisition.

        4.     Method of Exercise.    While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

          (a)   the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

          (b)   the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

        5.     Net Exercise.    In lieu of exercising this Warrant pursuant to Section 4, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Preferred Stock computed using the following formula:

			X =	Y(A-B) A
Where:	X	=	The number of shares of Preferred Stock to be issued to the Holder pursuant to this net exercise;
	Y	=	The number of Shares in respect of which the net issue election is made;
	A	=	The fair market value of one share of the Preferred Stock at the time the net issue election is made;
	B	=	The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 5, the fair market value of one share of Preferred Stock (or, to the extent all such Preferred Stock has been converted into the Company's Common Stock) as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten (10) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided, that, if the Warrant is being exercised upon the closing of the issuance and sale of shares of Common Stock of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), the value will be the initial "Price to Public" of one share of Common Stock specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock issuable upon conversion of one share of Preferred Stock as of the closing of the IPO.

        6.     Representations and Warranties of Holder.    The Holder hereby represents and warrants that:

          (a)   Authorization.    The Holder has full power and authority to enter into this Warrant, and this Warrant constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          (b)   Purchase Entirely for Own Account.    This Warrant is being issued to such Holder in reliance upon such Holder's representation to the Company, which by such Holder's execution of this Warrant such Holder hereby confirms, that this Warrant, the Preferred Stock to be received by such Holder upon exercise of this Warrant and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, such Holder further represents that such Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          (c)   Disclosure of Information.    Such Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.

          (d)   Investment Experience.    Such Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Holder also represents it has not been organized for the purpose of acquiring the Securities.

          (e)   Accredited Investor.    Such Holder is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

          (f)    Restricted Securities.    Such Holder understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          (g)   Further Limitations on Disposition.    Without in any way limiting the representations set forth above, such Holder further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6, provided and to the extent this Section is then applicable, and:

            (i)    There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

            (ii)   (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such securities under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

            (iii)  Notwithstanding the provisions of Paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder (A) that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or (B) to any entity that is controlled by, controls or is under common control with the Holder, including without limitation Silicon Valley Bancshares (Holder's parent company) and The Silicon Valley Bank Foundation, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Holder hereunder.

          (h)   Legends.    It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

          (i)    "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

            (ii)   Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

        7.     Certificates for Shares.    Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the subscription notice.

        8.     Issuance of Shares.    The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

        9.     Adjustment of Exercise Price and Number of Shares.    The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a)   Subdivisions, Combinations and Other Issuances.    If the Company shall at any time prior to the expiration of this Warrant subdivide its Preferred Stock, by split-up or otherwise, or combine its Preferred Stock, or issue additional shares of its Preferred Stock or Common Stock as a dividend with respect to any shares of its Preferred Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b)   Reclassification, Reorganization and Consolidation.    In case of any reclassification, capital reorganization, or change in the Preferred Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 9(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Preferred Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

          (c)   Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Preferred Stock or other securities or property thereafter purchasable upon exercise of this Warrant, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based.

          (d)   Dilutive Issuances.    The number of shares of Common Stock issuable on conversion of the Shares shall be subject to adjustment from time to time in the manner set forth in the Company's Certificate of Incorporation, as amended and/or restated from time to time, with respect to certain dilutive issuances. The provisions set forth for the Shares in the Company's Certificate of Incorporation relating to dilutive issuances in effect as of the Warrant Issue Date may not be amended, modified or waived without the prior written consent of Holder unless such amendment, modification or waiver affects all other shares of the same series as the Shares granted to Holder.

        10.   No Fractional Shares or Scrip.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

        11.   No Stockholder Rights.    Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 11 shall limit the right of the Holder to be provided the Notices required under this Warrant.

        12.   Transfers of Warrant.    Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable (together with any obligations hereunder) in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants. Any transferee shall be required to execute an agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by the terms of this Warrant, including, but not limited to Section 13 hereof

        13.   Market Standoff.    The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. This Section 13 shall not apply to transactions relating to shares of Common Stock acquired in open market transactions after completion of the Company's IPO. The foregoing provisions of this Section 13 shall only be applicable to the Holders if all non-selling officers and directors and greater than two percent (2%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section 13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        14.   Successors and Assigns.    The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

        15.   Amendments and Waivers.    Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

        16.   Notices.    All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to: Silicon Valley Bancshares, Treasury Department, 3003 Tasman Drive HA200, Santa Clara, California 95054 (or at such other place as the Holder shall notify the Company hereof in writing).

        17.   Attorneys' Fees.    If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

        18.   Captions.    The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

        19.   Governing Law.    This Warrant shall be governed by the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

        IN WITNESS WHEREOF, the parties have executed this Warrant as of the 26th day of November, 2002.

THERAVANCE, INC.
By:	/s/ BRAD SHAFER
Name:	Brad Shafer
Title:	Senior Vice President
SILICON VALLEY BANK
By:	/s/ D. EDWARD WOHLLEB
Name:	D. Edward Wohlleb
Title:	Vice President

NOTICE OF EXERCISE

To: THERAVANCE, INC.

        The undersigned hereby elects to [check applicable subsection]:

(a)	Purchase shares of Series D-l Preferred Stock of Theravance, Inc., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;
OR
(b)
Exercise the attached Warrant for [all of the shares] [ of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

        The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

WARRANTHOLDER:
SILICON VALLEY BANK
By:

Name:

Its:

Address:

Date:

Name in which shares should be registered:

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  Exhibit 10.7
WARRANT TO PURCHASE SERIES D-1 PREFERRED STOCK of THERAVANCE, INC. Void after November 26, 2007
NOTICE OF EXERCISE